EXHIBIT 10.1
First Amendment to Stock Purchase Agreement

FIRST AMENDMENT
TO
STOCK PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”) is dated as of January 30, 2007, by and among TANK SPORTS, INC., a California corporation (the “Buyer”), DARIN OREMAN and MICHELLE OREMAN, husband and wife (hereinafter referred to singularly and collectively as “Seller”), HEXAGON FINANCIAL LLC, an Arizona limited liability company (“Hexagon”) and LOWPRICE.COM, INC., an Arizona corporation d/b/a RedCat Motors (the “Company” and together with Seller and Hexagon, the “Parties”). Terms not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Parties are parties to that certain Stock Purchase Agreement dated as of December 28, 2006 (the “Purchase Agreement”);

WHEREAS, the Buyer has requested that the certain terms of the Purchase Agreement relating to the required capital contribution and the debt repayment be modified; and

WHEREAS, the Seller, Hexagon and the Company have each agreed to such amendment upon the terms and conditions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the provisions and the respective agreements hereinafter set forth, the Parties hereby agree s follows:

1. Amendment. Section 1.2.2 of the Purchase Agreement is deleted in its entirety and replaced with the following:

1.2.2 Capital Contribution. Upon and immediately after acquiring the Company Shares on the Closing Date, the Buyer shall make a capital contribution (the “Capital Contribution”) to the Company in the amount of One Million Dollars ($1,000,000) in cash which shall immediately be paid to Hexagon to satisfy a portion of the Hexagon debt; as for the remaining balance of Six Hundred Thousand Dollars ($600,000), the Buyer shall make an additional capital contribution to the company, which shall be used by the Company to satisfy the Hexagon Debt, at the option of Hexagon, as follows:

(1) Six Hundred Thousand Dollars ($600,000) in cash on the Closing Date, if the current $5,000,000 Private Placement conducted by the Buyer shall achieve 40% of the maximum offering amount;

(2) Two Hundred Thousand Dollars ($200,000) in cash which shall be payable no later than February 28, 2007 and 400,000 shares of Buyer’s common stock (the “Hexagon Shares”) on the Closing Date which shall be entitled to registration rights within ninety (90) days following the Closing Date (the “Registration Window Date”). If the Hexagon shares are not fully registered and fully tradeable as of the Registration Window Date, the Buyer shall cause the Company and the Company agrees to pay to Hexagon, on the Registration Window Date, in lieu of the Hexagon Shares, Four Hundred Thousand Dollars ($400,000) in cash or other arrangement as may be mutually agreed upon by the Parties hereto. Beginning on the effective date of the registration of the Hexagon Shares and ending on the date one hundred eighty (180) days following the Closing Date (the “Hexagon Sales Window Date”), to the extent that Hexagon sells any of Hexagon Shares at a market price less than One Dollar ($1.00) per share (the “Sub-Value Sales Price”), the Buyer shall cause the Company and the Company agrees to pay to Hexagon an amount equal to the difference between One Dollar ($1.00) per share and the Sub-Value Sales Price times the number of shares of the Hexagon Shares sold at such Sub-Value Sales Price. If Hexagon has failed to sell any or all of the Hexagon Shares prior to the Hexagon Sales Window Date, neither the Buyer, nor the Company shall have any further liability with regard to such Hexagon Shares.

(3) One Hundred Thousand Dollars ($100,000) in cash on the Closing Date, Two Hundred Thousand Dollars ($200,000) in cash which shall be payable no later than February 28, 2007 and 300,000 restricted shares of the Buyer common stock, each on the Closing Date.

2. Ratification/Counterparts. Each of the undersigned ratify and confirm the continued force and effect of the Purchase Agreement as modified by this Amendment, and agree that all terms and provisions of the Purchase Agreement shall remain in full force and effect as originally set forth, except as otherwise expressly modified or amended herein. In the event of a conflict between the terms and provisions of this Amendment and the Purchase Agreement, the terms and provisions of this Amendment shall prevail. This Amendment may be executed in any number of counterparts, each of which shall constitute an original document but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly caused this Amendment to be executed as of the date first above written.

SELLER:
/s/Darin Oreman
/s/Michelle Oreman

BUYER:

TANK SPORTS, INC., a California corporation

By: /s/Jing Jong Long
Jing Jong Long, President

HEXAGON:

HEXAGON FINANCIAL, LLC, an Arizona limited liability company

By: Anchor Management, LLC
Its: Manager

By:/s/ Matthew Gallaher
Matthew Gallaher, Manager

COMPANY:

LOW PRICE.COM, INC., an Arizona corporation

By: /s/Darin Oreman
Darin Oreman, President